UNITED STATES
SECEURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 4, 2017

Continental Building Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36293	61-1718923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

12950 Worldgate Drive, Suite 700, Herndon, VA	20170
(Address of principal executive offices)	(Zip Code)

(703) 480-3800
(Registrant's telephone number, including the area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 4, 2017, Continental Building Products, Inc. (the “Company”) held its Annual Meeting of Stockholders, at which the following items were voted upon. Each proposal is summarized in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2017.

(1)    Election of Class III Directors:

Nominee	For	Withheld	Broker Non-Votes
Edward Bosowski	23,449,390	10,210,849	1,362,347
Michael Moore	32,658,441	1,001,798	1,362.347
Jack Sweeny	23,206,249	10,453,990	1,362,347

(2)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017:

For	Against	Abstain	Broker Non-Votes
34,903,618	538	118,430	—

(3)	Approval of the performance goals included in the Amended and Restated 2014 Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
33,194,077	289,478	176,684	1,362,347

(4)	Approval, on an advisory basis, of the compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
32,831,144	65,195	170,900	1,362,347

(5)	Vote, on an advisory basis, on the frequency of future advisory votes on named executive officer compensation:

One Year	Two Years	Three Years	Abstain
29,740,308	2,167	3,795,994	121,770

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Building Products, Inc.

May 5, 2017	/s/ Timothy A. Power
Date	Timothy A. Power
Senior Vice President, General Counsel and Secretary

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